Exhibit 99.1

Reviv3 Closes Acquisition of Substantially All Assets of AXIL & Associated Brands.

LOS ANGELES, CA and SALT LAKE CITY, June 22, 2022 - Reviv3 Procare Company (OTCQB:RVIV) today announced that it has successfully completed the previously announced acquisition of substantially all assets of AXIL & Associated Brands, a leading provider of hearing protection and enhancement products.

“This transaction expands our product portfolio across a much wider range of industries and significantly broadens our growth and revenue generation capability,” said Jeff Toghraie, CEO of Reviv3 Procare Company. “Looking ahead, leveraging AXIL’s deep expertise in operational efficiencies and breakthrough product innovation will be a key component of our strategy. We couldn’t be more thrilled to officially welcome the incredibly talented team of AXIL to Reviv3 as we look to drive sustainable growth and generate value for our partners and shareholders.” Concluded Toghraie.

Reviv3 anticipates filing the required audited and pro forma financial statements concerning the acquisition with the Securities and Exchange Commission on Form 8-K within the next two weeks.

About Axil

AXIL creates high-tech hearing and audio innovations to provide cutting-edge solutions for people with varied applications across many industries. AXIL designs, innovates, engineers, manufactures, markets and services specialized systems in hearing enhancement, hearing protection, wireless audio, and communication. AXIL distributes its products through direct-to-consumer eCommerce channels and local, regional, and national retail chains. AXIL serves the sporting goods market, military, federal agents, law enforcement, tactical, fitness, outdoor, industrial, sporting, and stadium events. AXIL focuses primarily on US markets, followed by Canada, Europe, Australia, New Zealand, and Africa. Please visit www.goaxil.com to learn more about Axil.

About Reviv3 Procare Company

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce brand in the hair and skincare products industry. The Company is a predominantly direct-to-consumer marketer of premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union, and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including any statements related to the benefits, results, and effects of the acquisition of Axil, future financial and operating results, and Reviv3's plans, objectives, expectations (financial or otherwise) and intentions following the acquisition. These forward-looking statements and information about Reviv3's current and future prospects and its operations and financial results are based on currently available information and management's beliefs, projections, and current expectations, The statements are subject to a number of significant risks and uncertainties that could cause actual future results and financial performance to vary significantly from those anticipated in such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3's ability to grow net sales and adjusted EBITDA following the acquisition; (ii) Reviv3's ability to fund its operating expenses; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives; (iv) Reviv3's ability to compete effectively with both other hair and skincare companies and high tech hearing and audio communication companies following the acquisition; (v) the concentration of Reviv3's and Axil's customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; and (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Reviv3's product costs and other costs of doing business, and reduce Reviv3's earnings.

The use of words such as "anticipates," "expects," "intends," "plans," "confident that" and "believes," among others, generally identify forward-looking statements.

Current and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Media Relations:
Reviv3 PR Team
Tel: 888-638-8883
Email: pr@reviv3.com
www.reviv3.com